                                OPTION AGREEMENT

         IN CONSIDERATION of the sum of One and 00/100 Dollars ($1.00) and other good and valuable consideration ("Option Price"), the receipt of which is hereby acknowledged, David Jepson and Donna Jepson, husband and wife, (Owner) hereby grants to Granite Falls Community Ethanol Plant, LLC, ("Granite"), an exclusive option to purchase approximately 31.72 acres of real property described as:

         THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER (NE3NE3) OF SECTION ONE
         (1), TOWNSHIP ONE HUNDRED FIFTEEN (115), RANGE THIRTY-NINE (39), EXCEPTING THEREFROM THE RIGHT OF WAY OF MINNESOTA HIGHWAY 23

located in Chippewa County, Minnesota, (the "Option Property") on the terms and conditions set forth below:

         1. TIME TO EXERCISE OPTION. This option shall be exercised by written notice delivered to Owner by certified mail postmarked no later than December 31, 2002, or by personally delivering the notice to Owner no later than December 31, 2002 at 5:00 p.m. This Option is exclusive to Granite for the duration of the option period and Owner shall not grant any options or agree to sell any other interest in the Option Property to any other persons or entities at any time while the option granted herein remains exercisable.

         2. LAND PURCHASE PRICE. The purchase price, in the event of the exercise of the option, shall be in the sum of One Hundred Sixty Eight Thousand and 00/100 Dollars ($168,000.00), which includes the option price set forth above.

         3. TESTS AND INVESTIGATIONS ON PROPERTY. Granite shall, at Granite's sole costs and expenses, have the right to conduct tests and investigations on the Option Property prior to the time of exercise of this Option. Granite agrees to indemnify and hold Owner harmless from and against all costs, expenses, damages, claims, and causes of action arising out of Granite's activities on the Option Property prior to the time of exercise of the Option. Granite's activities on the Option Property may include, but not be limited to:

                  a.       Soil tests and soil borings.

                  b. Any well drilling or other tests with respect to investigation of the adequacy and quality of water resources.

                  c. Any search of the Option Property or property of Owner adjacent thereto for purposes of verifying that no abandoned wells are in existence within the vicinity of the facility.

                  d. The parties understand that the foregoing tests are intended to include but do not limit Granite from performing all other tests and investigations as may be necessary to determine the suitability of the Option Property for construction and operation of an Ethanol plant and related facilities and fixtures (the "Plant").

                  e. Granite agrees that the testing and investigation shall be conducted, to the extent reasonably possible at a time and in a manner so as to not unduly interfere with farming operations being conducted on or about the Option Property. To the extent any crop damage occurs as a result of Granite's testing or investigation, Granite agrees to reimburse Owner for the reasonable value thereof.

         4. PRELIMINARY WORK. Prior to exercising its option, Granite may, after notifying Owner, perform such preliminary earth moving or other initial site preparation or other investigation of the site so long as Granite provides financial assurance to Owner that is adequate to restore the property if the option is not exercised by Granite.

         5. PERMITTING. Owner understands that Granite will be required to obtain permits and/or certifications from Federal, State, County and/or local governmental units prior to construction and operation of the Plant. Owner agrees to permit Granite to do such things as may be necessary to obtain such permits and agrees to offer reasonable assistance in providing any information or complying with any directives or orders issued by said governmental units which may arise during any permitting or approval process.

         6. SURVEY AND ROAD. The parties agree that on or before closing, they must mutually agree on:

                  a. A survey of 31.72 acres more or less describing the property which is the subject matter of this Option. The parties shall equally share the costs of any such survey.

                  b. Enter into an Agreement with respect to maintenance, upkeep and repair of any driveway servicing the property and the costs of any such maintenance which shall be allocated on the basis of usage made of the driveway by the respective parties.

         7. CLOSING. The closing shall take place at such time and place mutually agreed to between the parties within thirty (30) days of completion of the survey of the Option property and following Granite's exercise of this Option. In the event that Granite exercises this Option, then Owner shall immediately forward to Granite (at Owner's expense) an updated abstract for examination of title. Granite shall be allowed 20 days after receipt of the abstract to make any objections with regard to title which shall be made in writing and delivered to the Owner. If any objections are made, Owner shall have 90 days to make title marketable. Pending correction of title, the date of closing shall be postponed, but upon correction of title within ten days after written notice thereof to Granite, the closing shall be held. If title is not correct, to the reasonable satisfaction of Granite, within the time provided for, then at Granite's option, this Agreement shall be null and void and the Option Price shall be refunded to it.

         8. MISCELLANEOUS.

                  a. POSSESSION. Possession shall be delivered to Granite Falls Community Ethanol Plant, LLC.

                  b. CLOSING COSTS. Each party shall be responsible for paying those expenses normally paid by a purchaser or seller of like kind real estate in the State of Minnesota.

                  c.       TAXES AND ASSESSMENTS.

                           i. All real estate taxes and assessments due and payable in the year of closing shall be pro rated between the parties.

                           ii. In the event that the sale of the Option Property accelerates the payment of real estate taxes and any other special assessments on Owner's property other than the Option Property, then Owner agrees that all such accelerated taxes shall be paid by Owner at the time of closing.

                  d. CROPS. If the date of closing occurs and there are growing crops on the Option Property, then Granite Falls Community Ethanol Plant, LLC may, at it's option, do the following

                           i. Take title of the growing crops on the Option Property, and pay Owner the mutually agreed value of such crops, or

                           ii. Permit Owner to enter upon the Option Property and promptly harvest such crops for Owner's sole benefit.

                  e. WARRANTY. Owner represents and warrants that there are no active or abandoned wells or underground storage tanks on the Option Property.

                  f. EXPIRATION. If Granite does not exercise the option granted hereunder, this Agreement shall terminate upon the expiration of the option term and Granite will deliver to Owner an instrument in writing and in recordable form acknowledging the termination of this Agreement and the non-exercise of its option to purchase. If Granite does not exercise this Option on account of not receiving all required local, county and state permits by December 31, 2002, then the Option Price shall be returned to Granite, - this Agreement shall be null and void and neither party shall have any claim or further responsibility to the other. In the event that Granite does not exercise its option for any other reason, Owner shall retain the Option Price and neither party shall have any claim against or further responsibility to the other.

                  g. NOTICES. All notices and other communications required or permitted to be given or served under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or deposited in the U.S. Mail, postage prepaid, for mailing by certified mail, return receipt requested, as follows:

                           OWNER:

                           David & Donna Jepson
                           Route 3, Box 98
                           Granite Falls, MN 56241

                           GRANITE FALLS COMMUNITY ETHANOL PLANT

                           c/o Paul Enstad
                           3124 490th Street
                           Granite Falls, MN 56241

                  h. SUCCESSORS BOUND. This Agreement is binding upon the heirs, successors and assigns of the parties. Any assignment of this Option Agreement by Granite shall require the prior written consent of Owner.

Dated this 21st day February, 2001.

                                              OWNER:


                                                   /s/ David Jepson
                                              ----------------------------------
                                              David Jepson


                                                   /s/ Donna Jepson
                                              ----------------------------------
                                              Donna Jepson

                                              GRANITE FALLS COMMUNITY
                                              ETHANOL PLANT


                                              By   /s/ Paul Enstad
                                                --------------------------------
                                                Paul Enstad

                                               Its Chairman
                                                   -----------------------------

State of Arizona           )
                           ) ss.
County of Maricopa         )

         The foregoing instrument was acknowledged before me this 21st day of February, 2001, by David Jepson and Donna Jepson, husband and wife.


                                                   /s/ Melinda C. Villone
                                              ----------------------------------
                                              Notary Public

State of Minnesota         )
                           ) ss.
County of Yellow Medicine  )

         On the 27th day of February, 2001, before me, personally appeared Paul Enstad, to me personally known, who, being by me duly sworn, did say that he is the Chairman of Granite Falls Community Ethanol Plant, LLC, the limited liability named in the foregoing instrument, and that said instrument was signed and sealed on behalf of said limited liability company by authority of its Governors, and said Paul Enstad acknowledged said instrument to be the free act and deed of said limited liability company.


                                                   /s/ Spencer H. Kvam
                                              ----------------------------------
                                              Notary Public

This Instrument Was Drafted By:

Spencer H. Kvam
HOLMSTROM & KVAM, PLLP
685 Prentice Street - PO Box 70
Granite Falls, MN 56241
320/564-3825
Attorney ID No:  59171

                          EXTENSION OF OPTION AGREEMENT

         The undersigned, having entered into an Option Agreement dated February 21, 2001, do hereby agree to extend the option as follows:

         1. Section 1, Time to Exercise Option, is hereby amended to provide that the references to December 31, 2002, shall be amended and replaced with December 31, 2003, thereby extending the time to exercise the option for one year.

         2. Section 8 (f) is hereby amended to provide that references to December 31, 2002, shall be amended and replaced with December 31, 2003, thereby extending the date to which Granite Falls Community Ethanol Plant will have to obtain all required permits and operating authorities.

         3. In all other respects, the terms and conditions of the Option Agreement shall remain as stated.

         Dated this 22nd of April, 2002.

                                              OWNER:


                                                   /s/ David Jepson
                                              ----------------------------------
                                              David Jepson



                                                   /s/ Donna Jepson
                                              ----------------------------------
                                              Donna Jepson

                                              GRANITE FALLS COMMUNITY
                                              ETHANOL PLANT


                                              By   /s/ Paul Enstad
                                                --------------------------------
                                                Paul Enstad
                                              Its:  Chairman

STATE OF MINNESOTA    )
                      )ss.
COUNTY OF LYON        )

         The foregoing instrument was acknowledged before me this 22nd day of April, 2002, by David Jepson and Donna Jepson, husband and wife.



                                                   /s/ Robin Claire Sorbel
                                              ----------------------------------
                                              Notary Public

STATE OF MINNESOTA         )
                           )ss.
COUNTY OF YELLOW MEDICINE  )

         On the 25th day of April, 2002, before me, personally appeared Paul Enstad, to me personally known, who, being by me duly sworn, did say that he is the Chairman of Granite Falls Community Ethanol Plant, LLC, the limited liability named in the foregoing instrument, and that said instrument was signed and sealed on behalf of said limited liability company by authority of its Governors, and said Paul Enstad, acknowledge said instrument to be the free act and deed of said limited liability company.



                                                   /s/ Gail Mae Eye
                                              ----------------------------------
                                              Notary Public